CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement of the COLI VUL-2 Series Account of First Great-West Life & Annuity Insurance Company on Form N-6 of our reports dated March 29, 2007 and March 9, 2006 relating to the financial statements of First Great-West Life & Annuity Insurance Company appearing in the Statement of Additional Information, which are part of this Registration Statement and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information. The report dated March 29, 2007 expresses an unqualified opinion on the financial statements and the report dated March 9, 2006 includes an explanatory paragraph referring to the 2004 financial statements having been restated to give effect to the merger of First Great-West Life & Annuity Insurance Company and Canada Life Insurance Company of New York which has been accounted for as a business combination in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations.”

/s/ Deloitte & Touche LLP

Denver, Colorado

October 10, 2007